Exhibit 99.1

Kelly Chambliss Joins CoreSite Realty Corporation’s Board of Directors

Denver, CO — September 1, 2016 — CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced that Kelly C. Chambliss, General Manager and Managing Partner of the Distribution Sector within IBM Global Business Services (GBS) North America, has been elected as an independent director to CoreSite’s board of directors, effective September 10, 2016.

“We conducted a thorough search to identify a candidate who would further strengthen our board’s breadth of talent and experience, and we are delighted to have identified such an outstanding individual,” said Robert Stuckey, Chairman of CoreSite’s Board of Directors. “Kelly’s expertise and proven track record leading technology and services businesses in the enterprise market will be a tremendous asset to CoreSite.”

Ms. Chambliss is the General Manager and Managing Partner of the Distribution Sector within IBM Global Business Services (GBS) North America. In this role, she leads a business unit that provides consulting, systems integration, business process outsourcing, and application management services across the Retail, Consumer Products, Software/Services, Travel & Transportation, and Life Sciences industries.

Prior to this role, Ms. Chambliss served as the Global Chief Technology Officer (CTO) for IBM GBS, with a focus on the development, marketing, sales, and delivery of cloud-based solutions. Ms. Chambliss joined IBM in late 2002 through the acquisition of PricewaterhouseCoopers (PwC) Consulting, where she was a Partner. Her professional experience includes three years working for PwC in Australia and leading global client programs.

Ms. Chambliss was previously a member of the IBM Strategy Team, which guides the strategic direction of IBM, and also previously served on the IBM Technology Team, which sets corporate direction related to technology innovation.

“To be selected to join CoreSite’s board is an honor,” Ms. Chambliss said. “I look forward to working together with the CoreSite board and management team and contributing to the future direction and growth of this differentiated industry leader.”

Ms. Chambliss graduated from Virginia Tech with a degree in Management Science and a specialization in Decision Support Systems.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 900 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 350+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Media/Public Relations

303-405-1012

Greer.Aviv@CoreSite.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: any adverse developments in local economic conditions or the demand for data center space in these markets; operational difficulties, including difficulties relating to information systems, internal processes and information security; significant industry competition; financial market fluctuations; and other factors affecting the real estate industry generally. All forward-looking statements reflect CoreSite’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, CoreSite disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause CoreSite’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in CoreSite’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by CoreSite from time to time with the Securities and Exchange Commission.